SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 29, 2000

                         CONCEPT CAPITAL CORPORATION
            (Exact Name of Registrant as Specified in its Charter)



             Utah                 0-25901              87-0422564

        (State or Other         (Commission          (IRS Employer
        Jurisdiction of        File Number)          Identification
        Incorporation)                                    No.)



        175 South Main Street, #1210
        Salt Lake City, Utah                            84111
        (Address of Principal                         (Zip Code)
          Executive Offices)



                             (801) 364-2538

          (Registrant's telephone number, including area code)

                                   N/A
       (Former Name or Former Address, if Changed Since Last Report)

ITEM 4. Changes in Registrant's Certifying Accountant.

On February 29, 2000, Concept Capital Corporation (the "Company") engaged Pritchett, Siler & Hardy, P.C. as the Company's independent accountants to audit its financial statements for the year ending
December 31, 1999.

On February 29, 2000, in connection with the engagement of Pritchett, Siler & Hardy, P.C., the Company dismissed Foote, Passey Griffin & Company as the Company's principal independent accountants. The decision to engage Pritchett, Siler & Hardy, P.C. and dismiss Foote, Passey, Griffin & Company was approved by the Company's Board of Directors. The reports of Foote, Passey, Griffin & Company on the Company's financial statements for the years ended December 31, 1998 and 1997 contained no adverse opinions or disclaimers of opinion and were not qualified as to uncertainty, audit scope, or accounting principles. In connection with its audits for the two most recent years and through February 29, 2000, there were no disagreements with Foote, Passey, Griffin & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Foote, Passey, Griffin & Company, would have caused them to make reference to the subject matter of such disagreement(s) in their reports on the Company's financial statements for such years, and none of the events described in
Item 304(a)(1)(v) of Regulation SK occurred during such period with respect to the Registrant and Foote, Passey, Griffin & Company.

A  copy  of  the  letter from Foote, Passey,  Griffin  &  Company
stating  its  concurrence  with  the  foregoing  disclosures   is
included as Exhibit 16.1 to this Form 8-K report.



ITEM 7. Financial Statements, Pro Forma Financial Information and
Exhibits.
  c. Exhibits

  Exhibit Number        Description

     16.1 Letter from Foote, Passey, Griffin & Company regarding the change in the Registrant's principal accountant.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            CONCEPT CAPITAL CORPORATION


                            By: T. Kent Rainey
                            T. Kent Rainey
                            President